UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2013 (August 28, 2013)

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14762	36-3858106
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 28, 2013, the Compensation Committee of ServiceMaster Global Holdings, Inc. (“Holdings”), the indirect parent corporation of The ServiceMaster Company (“ServiceMaster”), approved the award of restricted stock units (“RSUs”) and the grant of options to acquire shares of common stock (“Options”) of Holdings to certain officers and associates of ServiceMaster, including grants to Mark J. Barry, President and Chief Operating Officer of American Home Shield, in the amount of 16,667 RSUs and 40,000 Options; and to Thomas J. Coba, President of ServiceMaster Clean, Merry Maids, Furniture Medic and AmeriSpec, in the amount of 12,727 RSUs and 40,000 Options. The RSUs will vest in three equal installments on the first three anniversaries of the grant date.  The Options will vest in four equal installments on the first four anniversaries of the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2013	THE SERVICEMASTER COMPANY

	By:	/s/ Thomas L. Campbell
Thomas L. Campbell
Vice President, Interim General Counsel
& Secretary